UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 34 960454202

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 8, 2014, Zenosense, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”).

Under the terms of the Agreement, the Investor will purchase 55,556 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $25,000.  Furthermore, the Investor has committed to purchase an additional 900,000 shares of Common Stock in four tranches (“Additional Purchases”), for an aggregate purchase price of $450,000, subject to the following two conditions (“Additional Purchase Conditions”):

(i)
the Company successfully achieving the goal of its stage one development, which is defined as “Prototype MRSA/SA sensor to be developed from Sgenia technology, having a capacity to detect MRSA and/or SA contamination” under the Development and Exclusive License Agreement, dated December 3, 2013, by and among the Company, Sgenia Industrial, S.L. (“Sgenia”), Sgenia Soluciones, S.L. and ZENON Biosystem, S. (“License Agreement”).  The License Agreement and its amendment were previously filed as Exhibit 10.1 and Exhibit 10.2 to the Company’s Current Report on a Form 8-K filed with the Securities and Exchange Commission on December 6, 2012; and

(ii)	the Company maintaining the continuing listing, without interruption, of its common stock on at least one of the OTCQB, OTCQX or equivalent replacement exchange.

Once the Additional Purchase Conditions are met, the Investor will first purchase 300,000 shares of Common Stock for a purchase price of $150,000 (the “First Tranche Purchase”).  Within a month of the First Tranche Purchase, the Investor will make three additional consecutive monthly purchases of the Common Stock, each consisting of 200,000 shares of Common Stock at a purchase price of $100,000.  Approximately 85% of the payments for the Additional Purchases will be applied to the stage two product development, which has the goal of producing and successfully conducting laboratory testing of 20 beta versions of the MRSA/SA sensor.

The securities issued and to be issued are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.  The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of Regulation D of the Securities Act.

A copy of the form of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 3.02                      Unregistered Sales of Equity Securities

The information required to be disclosed under this Item 3.02 is hereby incorporated by reference from the disclosure described in Item 1.01 above.

Item 9.01                      Financial Statement and Exhibits

(d)   Exhibits

Exhibit No.                                Description
10.1                                            Form of Securities Purchase Agreement.

99.1                                            Press Release, dated April 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: April 9, 2014	By:	/s/ Carlos Jose Gil
Carlos Jose Gil, President and Chief Executive Officer